UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 8, 2010

LIQUIDMETAL TECHNOLOGIES, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-31332 (Commission File Number)	33-0264467 (I.R.S. Employer Identification No.)

30452 Esperanza
Rancho Santa Margarita, California 92688
(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (949) 635-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LIQUIDMETAL TECHNOLOGIES, INC.

FORM 8-K

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 8, 2010, Mr. Martin Weinstein and Mr. Iraj Azarm resigned as Directors of Liquidmetal Technologies, Inc. (the “Company”).  The resignations of Mr. Weinstein and Mr. Azarm were not the result of any disagreements with the Company known to an executive officer of the Company on any matter relating to the Company’s operations, policies, or practices.

On October 8, 2010, Mr. Daniel Young and Mr. Ricardo Salas were elected by the Company’s remaining directors to the Board of Directors to fill the vacancies left by Messrs. Weinstein and Azarm.

Mr. Young is the President of Irvine Community Development Company LLC (ICDC), an affiliate of the 140 year old Irvine Company known for the planned development of the Irvine Ranch properties in Orange County, California. In addition to the master planned communities, the Irvine Company is also known for its portfolio of elite investment properties in Orange County, San Diego, West Los Angeles and the Silicon Valley.  As President of ICDC, Mr. Young guides all facets of the Irvine Company’s community master-planning and development process.  Mr. Young also has a history of community involvement which includes 11 years on the Santa Ana City Council, including 8 years as mayor.  He has served on the board of directors of several regional agencies.  Mr. Young is a graduate of California State University and has a master’s degree in public administration from the University of Southern California.

The Board of Directors believes that Mr. Young’s experience and background make him a qualified and valuable member of the Company’s Board of Directors.  In particular, Mr. Young’s background working with multi-million dollar corporations in the real estate industry and experience in the public sector working with investors, community leaders and company executives make him a valuable resource for our Company.

Mr. Salas is currently the Company’s Executive Vice President and a former President of the Company.  Mr. Salas previously served as a board member of the Company from April 1995 to May 2003.  Prior to his tenure with the Company, Mr. Salas served as Chairman and Chief Executive Officer of iLIANT Corporation, an information technology and outsourcing service firm in the healthcare industry. Mr. Salas currently serves as a director of CyberDefender Corporation (CYDE), VillageEDOCS, and a privately held technology company.  Mr. Salas received his degree in Economics from Harvard College.

The Board of Directors believes that Mr. Salas’ experience and background make him a qualified and valuable member of the Company’s Board of Directors.  In addition to Mr. Salas’s prior experience as a former Board member and executive officer of the Company, he has extensive knowledge working with technology-based companies.  His background working with investors, leading acquisition activities and negotiating transactions make him a valuable resource for our Company.

Item 7.01.  Regulation FD Disclosure.

The Company has issued a press release, dated October 14, 2010, relating to the resignation of Martin Weinstein and Iraj Azarm and the appointment of Daniel Young and Ricardo Salas to the Company’s Board of Directors.  The press release is attached to this Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished herewith:

Exhibit
Number	Description
99.1	Press release dated October 14, 2010.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

LIQUIDMETAL TECHNOLOGIES, INC.

By:	/s/ Thomas Steipp
Thomas Steipp,
President and Chief Executive Officer

Date:  October 14, 2010

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release dated October 14, 2010.